Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

PKF Antares Professional Corporation, Chartered Professional Accountants (PKF ANTARES), (we, us or our), consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 16, 2025, except for Note 1 and Note 10, as to which the date is January 23, 2026, with respect to the consolidated financial statements of Silver Bow Mining Corp. as of December 31, 2024, and December 31, 2023, included in the Registration Statement (Form S-1) and related prospectus.

Professional Corporation

Chartered Professional Accountants

Date: February 17, 2026

PKF Antares Professional Corporation Chartered Professional Accountants Suite

700, 602 12 Avenue SW, Calgary, Canada T2R 1J3

T: +1 403 375 9955, www.pkfantares.com

PKF Antares is a member of PKF Global, the network of member firms of PKF International Limited, each of which is a separate and independent legal entity and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm(s).